UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 31, 2018

Date of Report (Date of earliest event reported)

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5301 Stevens Creek Boulevard

Santa Clara, CA 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 345-8886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2018, Agilent Technologies, Inc. (the “Company”) announced that, effective September 1, 2018, Robert W. McMahon will become the Company’s new Senior Vice President and Chief Financial Officer and principal financial officer, succeeding Didier Hirsch, who will retire from the Company effective October 31, 2018.  To execute a smooth transition of the Chief Financial Officer role, Mr. McMahon will become an employee of the Company effective August 3, 2018.

Mr. McMahon, age 50, previously served as the Chief Financial Officer of Hologic, Inc., an innovative medical technology company primarily focused on improving women’s health and well-being through early detection and treatment, since May 2014.  From 1993 to 2014, Mr. McMahon worked at Johnson & Johnson in various finance roles of increasing responsibility. Most recently, Mr. McMahon served as the Worldwide Vice President, Finance and Business Development, Ortho Clinical Diagnostics for Johnson & Johnson. From 2006 to 2011, Mr. McMahon served as Vice President, Finance, Consumer Group and from 2004 to 2006 he served as Vice President, Finance, Networking & Computing Services. Earlier in his career at Johnson & Johnson, Mr. McMahon worked in various financial roles at the divisional and corporate headquarters levels. Mr. McMahon began his career in 1991 at Harris Corporation in Florida. Mr. McMahon is a Certified Management Accountant and holds a Master of Business Administration from the University of Central Florida and a Bachelor of Science in business administration from the University of Florida.

In connection with Mr. McMahon’s employment, he will receive a one-time sign-on bonus, subject to repayment if his employment terminates for any reason within twelve months.  Mr. McMahon will be eligible to participate in the Company’s short-term annual incentive (bonus) program equal to a percentage of his base salary, subject to proration in fiscal 2018.  Mr. McMahon will receive relocation assistance under the Company’s U.S. Domestic Relocation Program.  In addition, the Compensation Committee of the Company (the “Committee”) approved a grant to Mr. McMahon of (i) restricted stock units (“RSUs”) of the Company’s common stock for fiscal 2018, (ii) performance-based restricted stock units of the Company’s common stock for the fiscal 2018 to fiscal 2020 performance period, and (iii) a minimum value for Mr. McMahon’s long-term incentive awards for fiscal 2019. The RSUs and performance-based restricted stock unit award are subject to the standard terms and conditions of the Company’s forms of equity award agreements under Agilent’s 2018 Stock Plan. The RSUs have a four-year vesting schedule and one-year post-vest holding restriction.  The performance-based restricted stock unit award will vest on October 31, 2020 with the actual payout ranging between 0% and 200% of the target based on the Company’s actual performance against performance goals established by the Committee for the three-year period ending on October 31, 2020, and also includes a one-year post-vest holding restriction.  Mr. McMahon will also enter into a change of control agreement with the Company in the form which is filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K filed with the SEC on December 22, 2014 and is incorporated by reference herein.

There are no other arrangements or understandings between Mr. McMahon and any other persons pursuant to which he was selected as the Company’s Senior Vice President and Chief Financial Officer. Additionally, there are no transactions involving the Company and Mr. McMahon that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release on July 31, 2018 announcing the appointment of Robert W. McMahon as Senior Vice President and Chief Financial Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit No.	Description
99.1	Press release, dated July 31, 2018, announcing new Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ P. Diana Chiu
	Name:	P. Diana Chiu
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: July 31, 2018

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